STATE FILE STAMP:   [FILED IN THE OFFICE OF THE
                     SECRETARY OF STATE OF THE
                     STATE OF NEVADA
                     DEC 02 1998
                     NO. C-28037-98
                     DEAN HELLER, SECRETARY OF STATE]


                            ARTICLES OF INCORPORATION
                                       of
                           ZENITH TRANSPORTATION, INC.

ONE: The name of this corporation is Zenith Transportation, Inc.

TWO: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Nevada other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the Nevada Corporations Code.

THREE: The name and address in this state of the corporation's initial agent for service of process is:

           PARACORP INCORPORATED
           318 North Carson Street, Suite 208
           Carson City, NV 89701

FOUR: This corporation is authorized to issue only one class of shares of stock which shall be designated as common stock. The total number of shares it is authorized to issue is 10,000,000 shares. The par value is $00.0001 per share.

FIVE: The name and address of the person who is appointed to act as the initial director of this corporation is:

           Irving Pfeffer
           155 Montgomery Street, Fourth Floor
           San Francisco, CA 94104

SIX: The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under Nevada law.

                                  (page 1 of 2)

IN WITNESS WHEREOF, the undersigned, being all the persons named above as the initial directors, have executed these Articles of Incorporation.

DATED:  December 2, 1998
/s/ Irving Pfeffer
Irving Pfeffer, Esq.

     The undersigned, being the person named above as the initial director, declares that he is the person who executed the foregoing Articles of Incorporation, which execution is his act and deed.

DATED:  December 2, 1998
/s/ Irving Pfeffer
Irving Pfeffer, Esq.


                         NOTARY ALL PURPOSE CERTIFICATE

State of California       )
                          ) ss.
County of San Francisco   )

On December 2, 1998 before me, Gary Bader the undersigned, a Notary Public in and for said State, personally appeared Irving Pfeffer personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribe to the foregoing instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.
Signature /s/ Gary Bader                              [Seal]



                                  (page 2 of 2)

STATE FILE STAMP:   [FILED IN THE OFFICE OF THE
                    SECRETARY OF STATE OF THE
                    STATE OF NEVADA
                    FEB 18 1999
                    NO. C28037-98
                    DEAN HELLER, SECRETARY OF STATE]



              CERTIFICATE of AMENDMENT of ARTICLES OF INCORPORATION
                (Before payment of Capital or Issuance of Stock)
                                       of
                           ZENITH TRANSPORTATION, INC.

Irving Pfeffer and Sean Hurley certify that:

1. They constitute at least two-thirds of the original directors of Zenith Transportation, Inc., a Nevada Corporation.
2. The original Articles were filed in the Office of the Secretary of State on December 02, 1998.
3. As of the date of this certificate, no stock of the corporation has been issued.
4. They hereby adopt the following amendments to the Articles of Incorporation of this corporation:

     Article One which stated:

          "ONE: The name of this corporation is Zenith Transportation, Inc."

     is hereby amended to read

          "ONE: The name of this corporation is Zenith Technology, Inc."

5.   The undersigned has adopted this amendment as set forth above.

DATED:  February 3, 1999                                /s/ Irving Pfeffer
                                                        Irving Pfeffer, Esq.

DATED:  February 3, 1999                                /s/ Sean Hurley
                                                        Sean Hurley

                                  (page 1 of 2)

     The undersigned, being the persons named above as directors, declare that they are the persons who executed the foregoing Certificate of Amendment of Articles of Incorporation, which execution is their act and Deed.

DATED:  February 3, 1999                                /s/ Irving Pfeffer
                                                        Irving Pfeffer, Esq.

DATED:  February 3, 1999                                /s/ Sean Hurley
                                                        Sean Hurley


                         NOTARY ALL PURPOSE CERTIFICATE

State of California       )
                          ) ss.
County of San Francisco   )

     On February 3, 1999 before me, the undersigned, a Notary Public in and for said State, personally appeared Irving Pfeffer and Sean Hurley personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribe to the foregoing instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.
Signature /s/ Gary Bader                           [Seal]

                                  (page 2 of 2)

STATE FILE STAMP:   [FILED # C28037-98
                    OCT 03 2001
                    IN THE OFFICE OF
                    DEAN HELLER, SECRETARY OF STATE]

DEAN HELLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708

                                [GRAPHIC OMITTED]


              Certificate of Amendment to Articles of Incorporation
              -----------------------------------------------------
                         For Nevada Profit Corporations
                         ------------------------------
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
                              -Remit in Duplicate-


1.   Name of corporation: ZENITH TECHNOLOGY, INC.

2. The articles have been amended as follows (provide article numbers, if available):

     ARTICLE FOUR;

           "THIS CORPORATION IS AUTHORIZED TO ISSUE ONLY ONE CLASS OF SHARES OF STOCK WHICH SHALL BE DESIGNATED AS COMMON STOCK. THE TOTAL NUMBER OF SHARES IT IS AUTHORIZED TO ISSUE IS 100,000,000 SHARES. THE PAR VALUE IS $00.0001 PER SHARE."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:
     UNANIMOUS.*

4.  Officer Signature (Required):

     /s/ Stephen Goodman
     Stephen Goodman, Sec-Tres.                      September 24, 2001

*If any proposed amendment would alter or change any preference or any relative or other right given to any class of series of outstanding shares, then the amendment must be approved by the vote, in addition to the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.